EXHIBIT 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

LIN TELEVISION CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	13-3581627
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN TV Corp.	Delaware	05-0501252
Airwaves, Inc.	Delaware	05-0487757
Indiana Broadcasting, LLC	Delaware	05-0496718
KXAN, Inc.	Delaware	13-2670260
KXTX Holdings, Inc.	Delaware	05-0481599
LIN Airtime, LLC	Delaware	52-2258751
LIN of Alabama, LLC	Delaware	20-3347776
LIN of Colorado, LLC	Delaware	20-3347854
LIN of New Mexico, LLC	Delaware	20-3347886
LIN of Wisconsin, LLC	Delaware	20-3347936
LIN Sports, Inc.	Delaware	05-0487756
LIN Television of San Juan, Inc.	Delaware	52-2189666

LIN Television of Texas, Inc.	Delaware	05-0481602
LIN Television of Texas, LP	Delaware	05-0481606
Linbenco, Inc.	Delaware	05-0487755
North Texas Broadcasting Corporation	Delaware	13-2740621
Primeland Television, Inc.	Delaware	37-1023233
Providence Broadcasting, LLC	Delaware	52-2291972
S&E Network, Inc.	Puerto Rico	66-0514956
Televicentro of Puerto Rico, LLC	Delaware	52-2188462
TVL Broadcasting, Inc.	Delaware	75-2676358
TVL Broadcasting of Rhode Island, LLC	Delaware	52-2368799
WAPA America, Inc.	Delaware	11-3726305
WAVY Broadcasting, LLC	Delaware	05-0496719
WDTN Broadcasting, LLC	Delaware	52-2368795
WIVB Broadcasting, LLC	Delaware	05-0496720
WLBB Broadcasting, LLC	Delaware	52-2184184
WNJX-TV, Inc.	Delaware	66-0425176
WOOD License Co., LLC	Delaware	05-0496721
WOOD Television, Inc.	Delaware	06-1506282
WTNH Broadcasting, Inc.	Delaware	05-0481600
WUPW Broadcasting, LLC	Delaware	52-2368784
WWHO Broadcasting, LLC	Delaware	05-0615511
WWLP Broadcasting, LLC	Delaware	52-7115298
LIN TV Corp., which is the parent of LIN Television Corporation, and the other entities listed above, which are direct and indirect subsidiaries of LIN Television Corporation, are Co-Registrants.

Four Richman Square, Suite 200
Providence, Rhode Island	02906
(Address of principal executive offices)	(Zip code)

6 1/2% Senior Subordinated Notes due 2013 — Class B
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
           Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Boston, and State of Massachusetts, on the 21st day of October, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/S/ Peter Murphy
Name:	Peter Murphy
Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2005, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		6,951
Interest-bearing balances		0
Securities:
Held-to-maturity securities		121
Available-for-sale securities		62,361
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		28,000
Securities purchased under agreements to resell		84,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		4,387
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		0
Intangible assets:
Goodwill		241,763
Other Intangible Assets		16,779
Other assets		37,918

Total assets		$482,280

1

LIABILITIES

Deposits:
In domestic offices		3,291
Noninterest-bearing	3,291
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		58,000
Not applicable
Bank’s liability on acceptances executed and outstanding		0
Subordinated notes and debentures		0
Other liabilities		60,240
Total liabilities		$121,531

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus		294,125
Retained earnings		65,668
Accumulated other comprehensive income		-44

Other equity capital components		0
Total equity capital		$360,749

Total liabilities, minority interest, and equity capital		$482,280

     I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Thomas J. Mastro           )           Comptroller
     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Richard G. Jackson            )
Nicholas C. English           )          Directors
Karen B. Shupenko            )

2